UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 19, 2009

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

158 Route 206, Peapack-Gladstone, New Jersey		07934
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2009, the Registrant’s Board appointed Jeffrey J. Carfora to the position of Executive Vice President and Chief Financial Officer of Peapack-Gladstone Financial Corporation (the “Corporation”) and of Peapack-Gladstone Bank, the Corporation’s bank subsidiary.  Both appointments are effective March 30, 2009.  Mr. Carfora serves at the pleasure of the Board.  Mr. Carfora succeeds Arthur F. Birmingham, who announced his decision to retire.  Mr. Birmingham’s retirement from the position of Executive Vice President and Chief Financial Officer will also be effective on March 30, 2009.  Attached hereto as Exhibit 99.1 is a copy of a press release of the Corporation dated March 25, 2009.

Mr. Carfora, age 50, previously served as a Transitional Officer with New York Community Bank from April 2007 until January 2008 as a result of a merger with PennFed Financial Services Inc. and Penn Federal Savings Bank (collectively referred to as “PennFed”).  Previous to the merger, Mr. Carfora served as Senior Executive Vice President and Chief Operating Officer of PennFed from October 2001 until April 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: March 25, 2009	By:	/s/ Robert M. Rogers
	Name:	Robert M. Rogers
	Title:	President